AMENDED AND RESTATED

BYLAWS

OF

STERLING BANKS, INC.

A NEW JERSEY CORPORATION

SECTION 1. OFFICES

1.1  Registered Office.  The registered office of the corporation shall be located within the State of New Jersey, at such place as the Board of Directors shall, from time to time, determine.

1.2  Other Offices.  The principal office and such other offices of the corporation shall be located at such places as the Board of Directors may from time to time appoint or the business of the corporation may require.

SECTION 2. SEAL

2.1  Seal. The corporation’s seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New Jersey".

SECTION 3. SHAREHOLDERS' MEETINGS

3.1  Place of Meetings.  Meetings of the shareholders shall be held at the principal office of the corporation, 3100 Route 38, Mt. Laurel, New Jersey, or at such other place or places, either within or without the State of New Jersey, as may from time to time be determined by the Board of Directors.

3.2  Date of Annual Meeting.  The annual meeting of the shareholders shall be held at such time as shall be determined by the Board of Directors consistent with applicable law.  At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

3.3  Special Meetings.  Special meetings of the shareholders may be called at any time by action of the Board of Directors.

3.4  Notice of Meetings.  Written notice of every annual and special meeting of shareholders, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat at his address as shown upon the books of the corporation, by first-class mail, postage prepaid, mailed not more than sixty (60) nor less than ten (10) days prior to the date of such meeting to each shareholder of record, unless a greater period of notice is required by statute in a particular case. Such other notice as may be required by applicable law, including any required newspaper publication, shall likewise be provided.  When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which adjournment is taken.

3.5  Quorum.  A majority of the outstanding shares, represented in person or by proxy, at a shareholders’ meeting duly called shall constitute a quorum for the transaction of business except as otherwise provided by law or by resolution of the Board of Directors prior to such meeting.  If however, such quorum shall not be present, those present thereat may adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election for directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

3.6  Voting.  Each shareholder shall be entitled to one (1) vote for each share of stock held.  A majority of votes cast shall decide each matter submitted to the shareholders at the meeting except in cases where by law or the Certificate of Incorporation a larger vote is required. There shall be no cumulative voting.

3.7  Proxy Voting.  At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting.  Proxies shall be valid only for one (1) meeting, to be specified therein, and any adjournments of the meeting. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event more than three years from the date of its execution.  The corporation may solicit proxies from shareholders.

3.8  Fixing Date for Determination of Shareholders of Record.The Board of Directors shall fix a record date for each annual meeting or special meeting of shareholders.  Every shareholder of the corporation on the record date shall receive notice of such meeting and shall be entitled to vote on all matters requiring shareholders approval.

3.9  List of Shareholders.  The officer or agent having charge of the transfer books shall make and certify a complete list of the shareholders entitled to vote at the meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereto kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy at any meeting of shareholders.

SECTION 4.DIRECTORS

4.1  Management by Board of Directors. The business, property and affairs of the corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

4.2  Nominations for Election to Board.  Nominations for directors to be elected may be made at a meeting of shareholders only by the Board of Directors of the corporation (or any committee thereof), or a shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in this Section 4.2. Written nominations by shareholders for directors to be elected at a meeting of shareholders which have not previously been approved by the Board of Directors must be submitted to the Secretary of the corporation, not later than (i) the latest date upon which shareholder proposals must be submitted to the corporation for inclusion in the corporation’s proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws, or if no such rules apply, at least 90 says prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, at least 30 days prior to the printing of the corporation’s proxy materials with respect to such meeting or if no such proxy materials are being distributed to shareholders, at least the close or business on the fifth day following the date on which notice of such meeting is first given to shareholder.

Each nomination is required to set forth:

(1)  the name and address of the shareholder making the nomination and the person or persons nominated;

(2)  a representation that the shareholder is a holder or record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated;

(3)  a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person) pursuant to which the nomination was made by the shareholder;

(4)  such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange commission had the nominee been nominated by the Board of Directors; and

(5)  the consent of each nominee to serve as a director of the corporation if so elected.

4.3  Number and Election of Directors.

(a)  The Board of Directors shall consist of not less than five (5) directors and not more than twenty-five (25) directors with the actual number of directors to be determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that no reduction in the number of directors shall in any way affect the terms of directors then in office.

(b)  The directors shall be elected by the shareholders at the annual meeting of shareholders of the corporation.  Each director shall be elected for the term of one year and until his successor shall be elected and shall qualify. The director need not be a resident of the State of New Jersey or a shareholder in the corporation.

(c)  At the first meeting of the Board of Directors, such directors shall elect a Chairman and a Vice-Chairman of the Board of Directors.  Such Chairman and Vice-Chairman shall serve for the term of one (1) year.

4.4  Meetings.  The meetings of the Board of Directors may be held at such place within the State of New Jersey, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.  In the absence of the Chairman of the Board, the Vice-Chairman shall preside at all such meetings.

4.5  First Meeting.  Following the annual meeting of the shareholders, the Chairman, or the secretary of the meeting shall promptly notify the directors-elect of their election, and of the time and place at which they are required to meet to organize the new Board and appoint officers of the corporation for the succeeding year.  Such meeting shall be held on the day of the election or as soon thereafter as practicable, but in any event, within thirty (30) days thereof.

4.6  Regular Meetings.  Regular meetings of the Board of Directors shall be held without notice on the Fourth Tuesday of each month at 4:00 p.m., local time, at the principal office of the corporation, or at such other time and place as the Chairman of the Board may designate.  When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

4.7  Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board of Directors, by the President of the corporation, or at the request of three (3) or more directors on appropriate verbal or written notice to each director, which notice shall, in any event, be given at least twenty-four (24) hours before the time for which the meeting is scheduled.  Each member of the Board of Directors shall be given notice stating the time and place, by telegram, telefacsimile transmission, letter, or in person, of each such special meeting, excepting the Organization Meeting following the election of directors.

4.8  Quorum.  A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, except when otherwise provided by law.  If, at the time fixed for the meeting, including the meeting to organize the new Board of Directors following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

4.9  Voting.  Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. The acts of the majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.  A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

4.10  Informal Action.  Except as otherwise provided by statute, any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and without notice or a waiver of notice,  if a consent or consents in writing, setting forth the action so taken or the action to be taken by the corporation, shall be signed by all of the directors who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.  Written consents by all of the directors executed pursuant to this paragraph may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

4.11  Vacancies in the Board. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall hold office for a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified.

4.12  Committees.                                An Executive Committee and an Audit Committee shall be established by the Board of Directors in addition to any other permanent or temporary committees, for such purposes and with such powers as the Board of Directors may in its discretion establish. The Chairman of the Board shall be an ex officio member of all Committees of the Board of Directors, except the Audit Committee.  In the absence of the Chairman of the Board, the Vice-Chairman shall act as an ex officio member.

4.13  Executive Committee.  The Executive Committee shall be a standing committee of this corporation, appointed by the Board of Directors, consisting of the President and the number of directors as shall be designated from year to year by the Board of Directors to serve for a term as designated by the Board of Directors.  Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing.  The Executive Committee shall have, and may exercise, the authority of the Board of Directors in the management of the business of the corporation between the dates of regular meetings of the Board.

4.14  Audit Committee. The Audit Committee shall be a standing committee of this corporation appointed annually by the Board of Directors.  Each member of this Committee shall serve until his successor is appointed and the Committee shall consist of three (3) members of the Board of Directors, none of whom shall be officers of the corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall supervise the audit of the books and affairs of the corporation.

4.15  Appointment of Committee Members.  At the first meeting of the Board of Directors after the annual meeting of shareholders, the Board of Directors shall appoint the members of the Executive Committee, Audit Committee and any other committees to serve until the next annual meeting of shareholders.

4.16  Compensation. The compensation, if any, of directors shall be as determined by the Board of Directors.  In addition to compensation, if any, for services as a director, a director may serve the corporation in other capacities and receive separate compensation therefor.

SECTION 5. OFFICERS, AGENTS AND EMPLOYEES

5.1  Executive Officers.  The executive officers of the corporation shall be appointed annually by the Board of Directors and shall be a President, Secretary and Treasurer.  One or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. Any two offices, except those of President and Vice President or President and Secretary, may be filled by the same person.

5.2  Agents or Employees. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the corporation may require. In the absence of such designation this function may be performed by the President and may be delegated by him to others in whole or in part.

5.3  Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries and other compensation of assistant officers, agents and employees of the corporation, but in the absence of such action this function shall be performed by the President or by others under his supervision.

5.4  Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee of the corporation may be removed or his authority revoked by resolution of the Board of Directors with or without cause, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed, to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the corporation likewise may be removed by the President or, subject to his supervision, by the person having authority with respect to the appointment of such agent or employee.

5.5  Terms of Office.  The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

5.6  President. The President shall be chief executive officer of the corporation,  a member of the Board of Directors and an ex officio member of all committees except the Audit Committee.  The President may be the Chairman of the Board unless the Board appoints some other director to act in that capacity.  The President shall perform such duties as are incident to his office or prescribed by the Board of Directors or by the Chairman of the Board.  As authorized by the Board of Directors he or she shall execute on behalf of the corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the corporation.  The President shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed.  Any vacancy occurring in the office of the President shall be filled promptly by the Board of Directors.

5.7  Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors, the Chairman of the Board, or the President.  Subject to the provisions of this Section, the Vice Presidents, in order of their seniority, shall perform the duties and have the powers of the President in the event of his absence or disability or his refusal to act.

5.8  Secretary.  The Secretary shall act under the direction of the President.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise.  The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.  The Secretary shall keep in safe custody the seal of the corporation, and, when  authorized by the Board of Directors, the Chairman of the Board or the President, cause it to be affixed to any instruments requiring it.

5.9  Treasurer.  The Treasurer shall be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the corporation.  He or she shall see to the deposit of all monies and other valuable effects in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe.

5.10  Other Officers.  Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, the President or the officer to whom he is an assistant.  In the event of the absence or disability of an officer or his refusal to act, his assistant officers shall, in the order of their seniority, have the powers and authority of such officer.

SECTION 6. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

6.1  General Indemnification. The corporation shall, to the fullest extent permitted by applicable law,  indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.2  Derivative Indemnification. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

6.3  Indemnification Procedure. The indemnification provided for in the preceding sections shall be paid by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or other agent is proper under the circumstances because he has met the applicable standard of conduct set forth in each section, this determination to be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the Board of Directors shall direct; provided, however, that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such suit, action or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.4   Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined that he or she is entitled to be indemnified by the corporation as authorized in this Section 6.

6.5  Non-Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director,  officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.6  Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.

SECTION 7. CORPORATE RECORDS

7.1  Corporate Books.  There shall be kept at the principal office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its Bylaws, including all amendments and alterations thereto to date, certified by the Secretary of the corporation, together with other necessary and appropriate corporate records. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number of shares held by each.

7.2  Examination of Books.  Every shareholder shall, upon written demand in accordance with Section 14A:5-28 of the New Jersey Business Corporate Act, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose reasonably related to such person’s interests as a shareholder, the share register, books or records of account, and records of the proceedings of the shareholders and Board of Directors, and make copies or extracts therefrom provided, however, that the Board of Directors shall be entitled to exercise such specific rights as the corporation may have under the law to keep confidential such records which contain business secrets, the disclosure of which would be injurious to the best interests of the corporation and its shareholders.  If any attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the corporation at its registered office in this State or at its principal place of business.

SECTION 8. SHARE CERTIFICATES, DIVIDENDS, ETC.

8.1  Share Certificates.  The shares of the corporation’s stock may be certificated or uncertificated, as provided under New Jersey law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the corporation owned by the shareholder. Any certificates issued to any shareholder of the corporation shall bear the name of the corporation and state that it is organized under the laws of the State of New Jersey, the name of the shareholders, and the number and class (and designation of the series, if any) of the shares represented.  Each certificate shall be shall be signed by the President or Vice President, and by the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer), or by such other officers as may be designated by the Board of Directors, and sealed with the corporate seal of the corporation.  In case any officer who has signed, or whose facsimile signature has been used on, any certificate or certificates shall cease to be such officer of the corporation, before such certificate is issued, it may be issued by the corporation with the same force and effect as if the officer had not ceased to be such at the date of its issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the requirements set forth in the New Jersey Business Corporation Act.

8.2  Transfer of Shares.  Upon surrender to the corporation or the transfer agent of the corporation of the certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once by conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation.

Upon the receipt of proper transfer instruction from the registered owner of uncertificated shares, such uncertified shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation.  If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

8.3  .Lost, Destroyed or Stolen Certificates.  Any person claiming a share certificate to be lost, destroyed or stolen shall make an affidavit or affirmation of that fact, provide indemnification to the corporation, and, in the manner and to the extent required by the Board of Directors, provide such additional documents, if any, as the Board of Directors requires, whereupon the corporation may issue  (a) a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed or (b) uncertificated shares in place of any certificate or certificates previously issued, such issuance always subject to the approval of the Board of Directors.

8.4  Record Dates.  The Board of Directors may fix a time not more than fifty (50) days prior to the date of any meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares.  In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him or her to the corporation for the purpose of notice.  While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon.  If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

8.5  Declaration of Dividends.  Subject to applicable law and regulations, the Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable.

SECTION 9. MISCELLANEOUS PROVISIONS

9.1  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

9.2  Fiscal Year.  The fiscal year shall begin on the first day of January of each year.

9.3  Notices.  Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his or her address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice.  If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.  Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

9.4  Waiver of Notice.  Whenever any written notice is required by statute, or by the Certificate of Incorporation or Bylaws of this corporation, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.  Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

9.5  Conference Calls.  One or more directors may attend and participate in a meeting of the Board of Directors, or a committee of the Board of Directors or of the shareholders, by means of a conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

9.6  Severability. If any provision of these Bylaws becomes illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

SECTION 10. AMENDMENTS

10.1  Amendments.  These Bylaws may be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, but Bylaws made by the Board may be altered or repealed, and new Bylaws may be made, by the shareholders.  No amendment may be made unless the Bylaw, as amended, is consistent with the requirements of the laws of the State of New Jersey and the Certificate of Incorporation.